Exhibit 99.1

IMMEDIATE

Dana Incorporated Announces Second-quarter

2018 Financial Results with Significant Revenue Growth,

Affirms Full-year Guidance Ranges

Advances Global Electrification Strategy with

Acquisition of TM4

Highlights

•	Sales of $2.1 billion, an increase of $214 million; growth of 12 percent

•	Net income attributable to Dana of $124 million; diluted EPS of $0.85

•	Adjusted EBITDA of $246 million, an increase of $29 million providing a margin of 12.0 percent

•	Diluted adjusted EPS of $0.74, an improvement of 9 percent over second quarter of last year

•	Operating cash flow of $141 million; free cash flow of $61 million

•	Repurchased 1.1 million shares of stock returning $25 million to shareholders

•	Strategic acquisition of TM4 solidifies Dana as the only full e-Propulsion systems supplier

MAUMEE, Ohio, July 25, 2018 – Dana Incorporated (NYSE: DAN) today announced strong financial results for the second quarter of 2018.

“Dana continued our sales growth trajectory with 12 percent higher revenue compared with last year as we continue to grow organically, benefiting from higher end-market demand and winning new business,” said James Kamsickas, Dana president and chief executive officer. “We also remain focused on inorganic growth opportunities highlighted by the recent strategic acquisition of TM4. This transaction is a game changer, as it positions Dana as the only full e-Propulsion design, engineering, and manufacturing systems supplier. TM4’s core technologies of electric motors, power inverters, and controls are applicable to all mobility markets that we serve and are a vital part of Dana’s broader enterprise strategy going forward.”

Second-quarter 2018 Financial Results

Sales for the second quarter of 2018 totaled $2.1 billion, compared with $1.84 billion in the same period of 2017, representing a 12 percent increase. The increase was mainly due to higher demand across all three end markets, conversion of sales backlog, and favorable foreign currency translation.

Dana reported net income of $124 million for the second quarter of 2018, compared with net income of $71 million in the same period of 2017. In addition to increased operating earnings associated with higher sales, this year’s second quarter included one-time tax benefits of $39 million, primarily relating to recognition of federal tax credits, valuation allowance release, and enacted state tax law changes. Partially offsetting these benefits was a $20 million non-cash charge to write-down intangible assets, driven largely by the repurposing of certain resources to electric-vehicle propulsion.

Diluted earnings per share were $0.85, compared with earnings per share of $0.47 in 2017.

Adjusted EBITDA for the second quarter of 2018 was $246 million, a $29 million increase, and 13 percent higher than the same period last year. This was driven by higher end-market demand and conversion of the sales backlog, partially offset by higher commodity costs and launch-related costs associated with a major vehicle program.

Diluted adjusted earnings per share were $0.74 in the second quarter of 2018, compared with $0.68 in the same period last year, reflecting the higher year-over-year operational earnings improvement.

Operating cash flow in the second quarter of 2018 was $141 million, compared with $169 million in the same period of 2017. Higher working-capital requirements to meet increased demand, along with the timing of interest and cash tax payments, offset the benefit of stronger earnings. In combination with slightly higher capital spend, free cash flow was $61 million in the second quarter of this year, compared with $96 million in 2017.

Company Affirms 2018 Guidance Ranges

Sales for this year are expected to be at the high end of our guidance range, resulting in 12 percent growth over last year. The year-over-year improvement is due to continued strong end-market demand for key light-truck programs, off-highway equipment, and commercial vehicles, with sales also benefiting from our new-business backlog. Foreign currency translation is expected to comprise approximately $50 million of the year-over-year sales comparison.

Adjusted EBITDA in 2018 is expected to improve by approximately $145 million from 2017 for a margin improvement of 60 basis points. This improvement is driven primarily by higher sales levels, ongoing efficiency benefits, and acquisition synergies.

“As we look forward to the second half of this year, we expect strong market demand to continue, tempered by normal seasonality when compared with the first half of the year,” said Jonathan Collins, executive vice president and chief financial officer of Dana. “Our margin performance is on track to steadily improve this year, solidifying our trajectory to achieve our 2019 targets.”

2018 Full-year Financial Targets

•	Sales of $7,750 to $8,050 million;

•	Adjusted EBITDA of $950 to $1,010 million, an implied adjusted EBITDA margin of approximately 12.2 percent;

•	Diluted adjusted EPS[1] of $2.75 to $3.05;

•	Operating cash flow of approximately 7.5 percent of sales;

•	Capital spending of approximately 4.0 percent of sales; and

•	Free cash flow of approximately 3.5 percent of sales.

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

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Dana Accelerates e-Propulsion Capabilities with Strategic Acquisition

Last month, Dana announced the strategic acquisition of TM4, a designer and manufacturer of electric motors, power inverters, and controls. This transaction strengthens the company’s e-Propulsion capabilities by providing in-house electro-dynamic components and delivering complete systems capabilities for the global mobility markets. In addition, it establishes a world-class e-Technology center of excellence in Québec, Canada, and enhances its electric-vehicle market presence in China. Most importantly, it establishes Dana as the only supplier with full e-Propulsion design, engineering, and manufacturing capabilities – offering electro-mechanical propulsion solutions to each of its end markets.

Dana to Host Conference Call at 9 a.m. Today

Dana will discuss its second-quarter results in a conference call at 9 a.m. EDT today. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 8783448 and ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available starting at 8:30 a.m. EDT.

An audio recording of the webcast will be available after 5 p.m. EDT on July 25 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 8783448. A webcast replay will also be available after 5 p.m. EDT and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors, and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income.

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This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments and income tax valuation adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

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About Dana Incorporated

Dana is a world leader in highly engineered solutions for improving the efficiency, performance, and sustainability of powered vehicles and machinery. Dana supports the passenger vehicle, commercial truck, and off-highway markets, as well as industrial and stationary equipment applications. Founded in 1904, Dana employs more than 30,000 people in 33 countries on six continents who are committed to delivering long-term value to customers. Based in Maumee, Ohio, USA, the company reported sales of $7.2 billion in 2017. Dana is ranked among the Drucker Institute’s listing of the 250 most effectively managed companies. For more information, please visit dana.com.

###

Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

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DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended June 30, 2018 and 2017

	Three Months Ended
(In millions, except per share amounts)	June 30,
	2018	2017
Net sales	$2,054	$1,840
Costs and expenses
Cost of sales	1,746	1,563
Selling, general and administrative expenses	134	133
Amortization of intangibles	2	3
Restructuring charges, net	7	10
Impairment of indefinite-lived intangible asset	(20)
Adjustment in fair value of disposal group held for sale	3
Other expense, net	(10)	(1)

Earnings before interest and income taxes	138	130
Loss on extinguishment of debt		(6)
Interest income	2	2
Interest expense	23	27

Earnings before income taxes	117	99
Income tax expense (benefit)	(4)	31
Equity in earnings of affiliates	6	5

Net income	127	73
Less: Noncontrolling interests net income	3	5
Less: Redeemable noncontrolling interests net loss		(3)

Net income attributable to the parent company	$124	$71

Net income per share available to common stockholders
Basic	$0.85	$0.48
Diluted	$0.85	$0.47
Weighted-average shares outstanding - Basic	145.1	144.8
Weighted-average shares outstanding - Diluted	146.5	146.2

Cash dividends declared per share	$0.10	$0.06

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Six Months Ended June 30, 2018 and 2017

	Six Months Ended
(In millions, except per share amounts)	June 30,
	2018	2017
Net sales	$4,192	$3,541
Costs and expenses
Cost of sales	3,577	3,000
Selling, general and administrative expenses	264	253
Amortization of intangibles	4	5
Restructuring charges, net	8	12
Impairment of indefinite-lived intangible asset	(20)
Adjustment in fair value of disposal group held for sale	3
Other expense, net	(10)	(12)

Earnings before interest and income taxes	312	259
Loss on extinguishment of debt		(6)
Interest income	5	5
Interest expense	47	54

Earnings before income taxes	270	204
Income tax expense	44	61
Equity in earnings of affiliates	12	10

Net income	238	153
Less: Noncontrolling interests net income	5	10
Less: Redeemable noncontrolling interests net income (loss)	1	(3)

Net income attributable to the parent company	$232	$146

Net income per share available to common stockholders
Basic	$1.60	$1.00
Diluted	$1.58	$0.99
Weighted-average shares outstanding - Basic	145.3	144.7
Weighted-average shares outstanding - Diluted	147.0	146.1
Cash dividends declared per share	$0.20	$0.12

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended June 30, 2018 and 2017

	Three Months Ended
(In millions)	June 30,
	2018	2017
Net income	$127	$73
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(56)	(31)
Hedging gains and losses	(6)	5
Defined benefit plans	6	5

Other comprehensive loss	(56)	(21)

Total comprehensive income	71	52
Less: Comprehensive (income) loss attributable to noncontrolling interests	2	(6)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	2

Comprehensive income attributable to the parent company	$75	$46

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Six Months Ended June 30, 2018 and 2017

	Six Months Ended
(In millions)	June 30,
	2018	2017
Net income	$238	$153
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(46)	(1)
Hedging gains and losses	(14)	1
Defined benefit plans	13	10

Other comprehensive income (loss)	(47)	10

Total comprehensive income	191	163
Less: Comprehensive income attributable to noncontrolling interests		(13)
Less: Comprehensive loss attributable to redeemable noncontrolling interests		1

Comprehensive income attributable to the parent company	$191	$151

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of June 30, 2018 and December 31, 2017

(In millions, except share and per share amounts)	June 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$339	$603
Marketable securities	37	40
Accounts receivable
Trade, less allowance for doubtful accounts of $9 in 2018 and $8 in 2017	1,231	994
Other	180	172
Inventories	1,046	969
Other current assets	104	97
Current assets of disposal group held for sale	10	7

Total current assets	2,947	2,882
Goodwill	211	127
Intangibles	177	174
Deferred tax assets	453	420
Other noncurrent assets	70	71
Investments in affiliates	260	163
Property, plant and equipment, net	1,806	1,807

Total assets	$5,924	$5,644

Liabilities and equity
Current liabilities
Short-term debt and current portion of long-term debt	$44	$40
Accounts payable	1,244	1,165
Accrued payroll and employee benefits	187	219
Taxes on income	85	53
Other accrued liabilities	246	220
Current liabilities of disposal group held for sale	6	5

Total current liabilities	1,812	1,702
Long-term debt, less debt issuance costs of $20 in 2018 and $22 in 2017	1,765	1,759
Pension and postretirement obligations	578	607
Other noncurrent liabilities	367	413
Noncurrent liabilities of disposal group held for sale	2	2

Total liabilities	4,524	4,483

Commitments and contingencies
Redeemable noncontrolling interests	149	47
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 144,544,641 and 144,984,050 shares outstanding	2	2
Additional paid-in capital	2,356	2,354
Retained earnings	290	86
Treasury stock, at cost (8,255,763 and 7,001,017 shares)	(118)	(87)
Accumulated other comprehensive loss	(1,385)	(1,342)

Total parent company stockholders’ equity	1,145	1,013
Noncontrolling interests	106	101

Total equity	1,251	1,114

Total liabilities and equity	$5,924	$5,644

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended June 30, 2018 and 2017

	Three Months Ended
(In millions)	June 30,
	2018	2017
Operating activities
Net income	$127	$73
Depreciation	60	55
Amortization of intangibles	2	3
Amortization of deferred financing charges	1	2
Call premium on debt		5
Write-off of deferred financing costs		1
Earnings of affiliates, net of dividends received	10	3
Stock compensation expense	5	6
Deferred income taxes	(57)	(5)
Pension contributions, net	1	(1)
Impairment of indefinite-lived intangible asset	20
Gain on sale of subsidiary		(3)
Adjustment in fair value of disposal group held for sale	(2)
Change in working capital	(16)	29
Other, net	(10)	1

Net cash provided by operating activities (1)	141	169

Investing activities
Purchases of property, plant and equipment (1)	(80)	(73)
Acquisition of businesses, net of cash acquired	(151)
Proceeds from previous acquisition	9
Proceeds from sale of subsidiary		3
Purchases of marketable securities	(12)	(6)
Proceeds from sales of marketable securities	2	1
Proceeds from maturities of marketable securities	12
Other, net		1

Net cash used in investing activities	(220)	(74)

Financing activities
Net change in short-term debt	2	(78)
Proceeds from long-term debt		400
Repayment of long-term debt	(1)	(271)
Call premium on debt		(5)
Deferred financing payments		(6)
Dividends paid to common stockholders	(14)	(8)
Distributions paid to noncontrolling interests	(3)	(2)
Repurchases of common stock	(25)
Other, net	(1)	(1)

Net cash provided by (used in) financing activities	(42)	29

Net increase (decrease) in cash, cash equivalents and restricted cash	(121)	124
Cash, cash equivalents and restricted cash - beginning of period (2)	491	436
Effect of exchange rate changes on cash balances	(27)	17
Less: Cash contributed to disposal group held for sale

Cash, cash equivalents and restricted cash - end of period (2)	$343	$577

(1)	Free cash flow of $61 in 2018 and $96 in 2017 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.
(2)	Includes restricted cash of $4 at June 30, 2018, $12 at March 31, 2018, $9 at June 30, 2017 and $13 at March 31, 2017.

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2018 and 2017

	Six Months Ended
(In millions)	June 30,
	2018	2017
Operating activities
Net income	$238	$153
Depreciation	124	104
Amortization of intangibles	5	6
Amortization of deferred financing charges	2	3
Call premium on debt		5
Write-off of deferred financing costs		1
Earnings of affiliates, net of dividends received	5	(2)
Stock compensation expense	9	10
Deferred income taxes	(45)	5
Pension contributions, net	1	(3)
Impairment of indefinite-lived intangible asset	20
Gain on sale of subsidiary		(3)
Adjustment in fair value of disposal group held for sale	(2)
Change in working capital	(232)	(104)
Other, net	(12)	5

Net cash provided by operating activities (1)	113	180

Investing activities
Purchases of property, plant and equipment (1)	(145)	(169)
Acquisition of businesses, net of cash acquired	(151)	(182)
Proceeds from previous acquisition	9
Proceeds from sale of subsidiary		3
Purchases of marketable securities	(29)	(17)
Proceeds from sales of marketable securities	6	1
Proceeds from maturities of marketable securities	23	13
Other, net		(1)

Net cash used in investing activities	(287)	(352)

Financing activities
Net change in short-term debt	(5)	(79)
Proceeds from long-term debt		400
Repayment of long-term debt	(2)	(288)
Call premium on debt		(5)
Deferred financing payments		(6)
Dividends paid to common stockholders	(29)	(17)
Distributions paid to noncontrolling interests	(4)	(3)
Repurchases of common stock	(25)
Other, net	(5)	1

Net cash provided by (used in) financing activities	(70)	3

Net decrease in cash, cash equivalents and restricted cash	(244)	(169)
Cash, cash equivalents and restricted cash - beginning of period (2)	610	716
Effect of exchange rate changes on cash balances	(13)	30
Less: Cash contributed to disposal group held for sale	(10)

Cash, cash equivalents and restricted cash - end of period (2)	$343	$577

(1)	Free cash flow of ($32) in 2018 and $11 in 2017 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.
(2)	Includes restricted cash of $4 at June 30, 2018, $7 at December 31, 2017, $9 at June 30, 2017 and $9 at December 31, 2016.

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended June 30, 2018 and 2017

	Three Months Ended
(In millions)	June 30,
	2018	2017
Sales
Light Vehicle	$873	$803
Commercial Vehicle	411	357
Off-Highway	485	395
Power Technologies	285	285

Total Sales	$2,054	$1,840

Segment EBITDA
Light Vehicle	$92	$93
Commercial Vehicle	41	30
Off-Highway	79	57
Power Technologies	39	41

Total Segment EBITDA	251	221
Corporate expense and other items, net	(5)	(4)

Adjusted EBITDA	$246	$217

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Six Months Ended June 30, 2018 and 2017

	Six Months Ended
(In millions)	June 30,
	2018	2017
Sales
Light Vehicle	$1,823	$1,564
Commercial Vehicle	811	686
Off-Highway	977	723
Power Technologies	581	568

Total Sales	$4,192	$3,541

Segment EBITDA
Light Vehicle	$195	$182
Commercial Vehicle	75	58
Off-Highway	151	102
Power Technologies	84	91

Total Segment EBITDA	505	433
Corporate expense and other items, net	(11)	(11)

Adjusted EBITDA	$494	$422

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended June 30, 2018 and 2017

	Three Monthds Ended
(In millions)	June 30,
	2018	2017
Segment EBITDA	$251	$221
Corporate expense and other items, net	(5)	(4)

Adjusted EBITDA	246	217
Depreciation	(60)	(55)
Amortization of intangibles	(2)	(3)
Non-service cost components of pension and OPEB costs	(4)
Restructuring	(7)	(10)
Stock compensation expense	(5)	(6)
Strategic transaction expenses	(8)	(6)
Acquisition related inventory adjustments		(8)
Impairment of indefinite-lived intangible asset	(20)
Other items	(2)	1

Earnings before interest and income taxes	138	130
Loss on extinguishment of debt		(6)
Interest expense	(23)	(27)
Interest income	2	2

Earnings before income taxes	117	99
Income tax expense (benefit)	(4)	31
Equity in earnings of affiliates	6	5

Net income	$127	$73

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Six Months Ended June 30, 2018 and 2017

	Six Monthds Ended
(In millions)	June 30,
	2018	2017
Segment EBITDA	$505	$433
Corporate expense and other items, net	(11)	(11)

Adjusted EBITDA	494	422
Depreciation	(124)	(104)
Amortization of intangibles	(5)	(6)
Non-service cost components of pension and OPEB costs	(7)
Restructuring	(8)	(12)
Stock compensation expense	(9)	(10)
Strategic transaction expenses, net of transaction breakup fee income	(7)	(17)
Acquisition related inventory adjustments		(14)
Impairment of indefinite-lived intangible asset	(20)
Other items	(2)

Earnings before interest and income taxes	312	259
Loss on extinguishment of debt		(6)
Interest expense	(47)	(54)
Interest income	5	5

Earnings before income taxes	270	204
Income tax expense	44	61
Equity in earnings of affiliates	12	10

Net income	$238	$153

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended June 30, 2018 and 2017

	Three Months Ended
(In millions, except per share amounts)	June 30,
	2018	2017
Net income attributable to parent company	$124	$71
Items impacting income before income taxes:
Restructuring charges	7	10
Amortization of intangibles	2	3
Strategic transaction expenses	8	6
Impairment of indefinite-lived intangible asset	20
Loss on extinguishment of debt		6
Acquisition related inventory adjustments		8
Other items	(2)
Items impacting income taxes:
Net income tax expense on items above	(9)	(4)
Tax benefit attributable to utilization of federal tax credits, state tax law changes and associated valuation allowance release	(46)
Tax expense attributable to international legal entity reorganization and retroactive application of new tax authority adminstrative policy	5

Adjusted net income	$109	$100

Diluted shares - as reported	146.5	146.2

Adjusted diluted shares	146.5	146.2

Diluted adjusted EPS	$0.74	$0.68

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Six Months Ended June 30, 2018 and 2017

	Six Months Ended
(In millions, except per share amounts)	June 30,
	2018	2017
Net income attributable to parent company	$232	$146
Items impacting income before income taxes:
Restructuring charges	8	12
Amortization of intangibles	5	6
Strategic transaction expenses	7	17
Impairment of indefinite-lived intangible asset	20
Loss on extinguishment of debt		6
Acquisition related inventory adjustments		14
Other items	(2)
Items impacting income taxes:
Net income tax expense on items above	(10)	(9)
Tax benefit attributable to utilization of federal tax credits, state tax law changes and associated valuation allowance release	(46)
Tax expense attributable to international legal entity reorganization and retroactive application of new tax authority adminstrative policy	5

Adjusted net income	$219	$192

Diluted shares - as reported	147.0	146.1

Adjusted diluted shares	147.0	146.1

Diluted adjusted EPS	$1.49	$1.31